EXHIBIT 1.2

THE RYLAND GROUP, INC.

(a Maryland corporation)

$250,000,000

5.375% Senior Notes due 2015

Terms Agreement

                                                                  January 6, 2005

To:	The Ryland Group, Inc.
24025 Park Sorrento
Suite 400
Calabasas, California 91302

Dear Sirs:

     Reference is made to The Ryland Group, Inc. Amended and Restated Underwriting Agreement Basic Provisions, dated January 6, 2005 (the “Underwriting Agreement”). This Agreement is the Terms Agreement referred to in the Underwriting Agreement. We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement, the following securities (“Securities”) on the following terms:

Title:	5.375% Senior Notes due 2015

Principal Amount to be Issued:	$250,000,000

Date of Maturity:	January 15, 2015

Interest Payment:	January 15 and July 15 of each year, commencing July 15, 2005

Public Offering Price:	99.556% of the aggregate principal amount plus accrued interest, if any, from and including January 11, 2005.

Purchase Price:	98.906% (payable in immediately available funds)

Underwriting Commission:	0.650%

2

Redemption Provisions:	The Securities may be redeemed by you in whole or in part at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (the yield to maturity of the United States Treasury security, selected by a primary U.S. Government securities dealer, having a maturity comparable to the remaining term of the Securities being redeemed) plus 20 basis points, plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

Subsidiary Guarantees:	Fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the subsidiaries listed on the signature page hereto.

Delayed Delivery Contracts:	None

Closing Date and Location:	January 11, 2005, 7:00 A.M. (Pacific Time); Simpson Thacher & Bartlett LLP 1999 Avenue of the Stars, 29th Floor Los Angeles, California 90067

Joint Book-Running Managers and Representatives:	Banc of America Securities LLC and UBS Securities LLC

Additional Co-Managers, if any:	Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc.

Additional Underwriters, if any:	None

Other Terms:

     All provisions contained in the Underwriting Agreement, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

 3

     The Company and the Subsidiary Guarantors jointly and severally represent and warrant to us that the representations and warranties of the Company and the Subsidiary Guarantors set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof. Except as otherwise provided above, all of the provisions contained in the Underwriting Agreement, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. The term “registration statement” appearing in Section 1(a) of the Underwriting Agreement shall be deemed to refer to the Registration Statements on Form S-3 (file numbers 333-121469, 333-113756 and 333-100167) initially filed with the Commission on December 20, 2004, March 19, 2004 and September 27, 2002, respectively.

     As contemplated by Section 2 of the Underwriting Agreement, attached as Schedule A hereto is a completed list of our underwriting commitment, which shall be a part of this Agreement and the Underwriting Agreement.

     This Agreement shall be governed by the laws of the State of New York.

     If the foregoing is in accordance with your understanding of the agreement between the Underwriters and you, please sign and return to the Underwriters a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriters and you in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

BANC OF AMERICA SECURITIES LLC UBS SECURITIES LLC WACHOVIA CAPITAL MARKETS, LLC J.P. MORGAN SECURITIES INC.

By:	Banc of America Securities LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone Title: Vice President

and

By:	UBS Securities LLC

By:	/s/ Christian Stewart
Name: Christian Stewart Title: Executive Director

By:	/s/ Michael Ravanesi
Name: Michael Ravanesi Title: Director

Confirmed and accepted as of
the date first above written:

THE RYLAND GROUP, INC.

By:	/s/ Gordon A. Milne
Name: Gordon A. Milne Title: Executive Vice President and Chief Financial Officer

(Signature page continued on next page)

Confirmed and accepted as of
the date first above written:

CONVEST MANAGEMENT CORPORATION (1)
MOORE’S ORCHARD, LLC (2)
RH AT EMORY GROVE, LLC (3)
RH AT MOUNT HEBRON, LLC (2)
RH BUILDERS OF INDIANA, INC. (1)
RH INVESTMENT OF INDIANA, INC. (1)
RH OF INDIANA, L.P. (4)
RH OF MARYLAND, LLC (5)
RH OF TEXAS LIMITED PARTNERSHIP (6)
RH ORGANIZATION, INC. (1)
RYLAND COMMUNITIES, INC. (1)
RYLAND GOLF COURSE AT THE COLONY, INC. (1)
RYLAND HOMES INVESTMENT-TEXAS, INC. (1)
RYLAND HOMES NEVADA, LLC (7)
RYLAND HOMES OF TEXAS, INC. (1)
RYLAND HOMES OF ARIZONA, INC. (1)
RYLAND HOMES OF CALIFORNIA, INC. (1)
RYLAND ORGANIZATION COMPANY (1)
RYLAND VENTURES, INC. (1)
RYLAND VENTURES II, INC. (1)
RYLAND VENTURES III, INC. (1)
RYLAND VENTURES IV, INC. (1)
THE REGENCY ORGANIZATION, INC. (1)
THE RYLAND CORPORATION (1)

(1) By:	/s/ Cathey S. Lowe

Name: Cathey S. Lowe
Title: Treasurer

(2) By:	Ryland Ventures III, Inc.

Its: General Manager

	By:	/s/ Cathey S. Lowe

Name: Cathey S. Lowe
Title: Treasurer

(3) By:	Ryland Ventures III, Inc. Its: Managing Member

	By:	/s/ Cathey S. Lowe

Name: Cathey S. Lowe
Title: Treasurer

(4) By:	RH Builders of Indiana, Inc. Its: General Partner

	By:	/s/ Cathey S. Lowe

Name: Cathey S. Lowe
Title: Treasurer

(5) By:	Ryland Ventures, Inc.
Its: General Manager

	By:	/s/ Cathey S. Lowe

Name: Cathey S. Lowe
Title: Treasurer

(6) By:	Ryland Homes of Texas, Inc. Its: General Partner

	By:	/s/ Cathey S. Lowe

Name: Cathey S. Lowe
Title: Treasurer

(7) By:	The Ryland Group, Inc.
Its: General Partner

	By:	/s/ Cathey S. Lowe

Name: Cathey S. Lowe
Title: Treasurer

SCHEDULE A

Principal Amount
of Securities
Underwriter	to be Purchased
Banc of America Securities LLC	75,000,000

UBS Securities LLC	75,000,000

Wachovia Capital Markets, LLC	50,000,000

J.P. Morgan Securities Inc.	50,000,000

Total	$250,000,000

ANNEX A